MERRILL LYNCH SERIES FUND, INC.

BALANCED CAPITAL STRATEGY

SERIES #6

FILE # 811-3091

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	LIST OF UNDERWRITERS
7/23/2004	Gazprom 7.2% 2/1/20	$680,000	$1,250,000,000	ABN AMRO Merrill Lynch Morgan Stanley
8/11/2004	SBC Communications 5.63% 6/15/16	$635,000	$750,000,000

Banc of America Securities LLC

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

ABN AMRO Incorporated

Barclays Capital Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities Inc.

Credit Suisse First Boston LLC

HSBC Securities (USA) Inc.

Lehman Brothers Inc.

Merrill Lynch

Morgan Stanley & Co

UBS Securities LLC

9/15/2004	Prudential Financials Inc 5.10% 9/20/14	$665,000	$1,000,000,000	Merrill Lynch UBS Securities
9/28/2004	Telecom Italia Capital 4% 1/15/10	$2,305,000	$2,000,000,000	Goldman, Sachs & Co J.P. Morgan Securities Inc Lehman Brothers Inc Merrill Lynch International Morgan Stanley & Co
10/18/2004	HSBC Bank 5.88% 11/1/34	$540,000	$1,000,000,000

HSBC Securities (USA) Inc.

ABN AMRO incorporated

Bane of America Securities LLC

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Credit Suisse First Boston LLC

Lehman Brothers inc.

Merrill Lynch, Pierce,

National Australia Bank Limited,

London Branch

RBC Capital Markets Corporation

Comerica Securities, Inc.

Fifth Third Securities, Inc.

Zions Investment Securities, Inc.

10/4/2004	General Mills	35,000	33,000,000	Citigroup Global Markets Inc. Merrill Lynch Morgan Stanley & Co. Lehman Brothers Inc.
10/26/2004	Westfield Capital Corp 5.13% 11/15/14	$990,000	$1,400,000,000	Citigroup Global Markets J.P. Morgan Securities Inc.. ABN AMRO Bank NV Deutsche Bank Securities Barclays Bank PLC Merrill Lynch
10/27/2004	SBC Communications 6.15% 9/15/34	$185,000	$500,000,000

Citigroup Global Markets Inc.

J.P. Morgan Securities Inc.

Barclays Capital Inc.

ABN AMRO Incorporated

Banc of America Securities LLC

Deutche Bank Securities Inc.

Goldman, Sachs & Co.

Credit Suisse First Boston LLC

HSBC Securities (USA) Inc.

Lehman Brothers Inc.

Merrill Lynch

Morgan Stanley & Co

UBS Securities LLC

Greenwich Capital Markets, Inc.

Muriel Siebert & Co., Inc.

Blaylock & Partners, L.P.

The Williams Capital Group L.P.

Guzman & Company

Utendahl Capital Partners, L.P.

11/8/2004	Barrick Gold Finance Inc. 4.88% 11/15/24	$605,000	$350,000,000

Morgan Stanley & Co. Incorporated

Deutsche Bank Securities Inc

Citigroup Global Markets Inc

J.P. Morgan Securities Inc

RBC Capital Markets Corporation

Scotia Capital (USA) Inc

UBS Securities LLC

Barclays Capital Inc

Goldman, Sachs & Co

Harris Nesbitt Corp

HSBC Securities (USA) Inc

Merrill Lynch

11/8/2004	Bellsouth Corp 6% 11/15/34	$1,960,000	$700,000,000

J.P. Morgan Securities Inc.

Lehman Brothers Inc.

Goldman, Sachs & Co.

Morgan Stanley & Co. Incorporated

Citigroup Global Markets Inc.

Greenwich Capital Markets, Inc.

Credit Suisse First Boston LLC

Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.

Merrill Lynch

Mitsubishi Securities International plc

UBS Securities LLC

Wachovia Capital Markets, LLC

The Williams Capital Group, L.P.

Blaylock & Partners, L.P.

Morgan Keegan & Company, Inc.

National Australia Bank Limited, London Branch

SunTrust Capital Markets, Inc.

11/15/2004	Boston Scientific 4.25% 1/12/11	$665,000	$250,000,000	See email attachment
11/15/2004	Amgen Inc 4% 11/18/09	$1,410,000	$1,000,000,000

Merrill Lynch

Morgan Stanley & Co

Barclays Capital inc

Bear, Stearns & Co. Inc

Citigroup Global Markets Inc

Credit Suisse First Boston LLC

Goldman, Sachs & Co

J.P. Morgan Securities Inc

Mitsubishi Securities International plc

11/22/2004	TXU Corporation 4.8% 11/15/09	$1,320,000	$1,000,000,000	Citigroup Global Markets Inc Merrill Lynch Wachovia Capital Markets, LLC ABN AMRO Incorporated Calyon Securities (USA) Inc Commerzbank Capital Markets Corp
12/7/2004	Dana Corp 5.85% 1/15/15	695,000	450,000,000

Bane of America Securities LLC

J.P. Morgan Securities Inc

Citigroup Global Markets Inc

Deutsche Bank Securities Inc

Merrill Lynch

Wachovia Capital Markets, LLC

BNP Paribas Securities Corp

HSBC Securities (USA) Inc

KeyBanc Capital Markets

SunTrust Capital Markets, Inc

12/8/2004	Nationwide Mutual (North Front Pass-Through Trust) 5.81% 12/15/24	$225,000	$400,000,000	J.P. Morgan Securities Inc Merrill Lynch UBS Securities LLC ABN AMRO Incorporated Bear, Steams & Co. Inc Lehman Brothers Inc Morgan Stanley & Co Wachovia Capital Markets, LLC